Exhibit (b)
ROBINHOOD VENTURES FUND II
BYLAWS
Dated as of May 21, 2026

i

ROBINHOOD VENTURES FUND II
BYLAWS
These Bylaws (the “Bylaws”) are made and adopted pursuant to Section 3.9 of the Amended and Restated Declaration of Trust of Robinhood Ventures Fund II (the “Trust”), dated as May 21, 2026, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these Bylaws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.
ARTICLE I
SHAREHOLDER MEETINGS
1.1 Chair. The Chair, if any, shall act as chair at all meetings of the Shareholders; in the Chair’s absence, the Vice Chair, if any, shall act as chair; in the absence of both the Chair and Vice Chair, the Trustee or Trustees present at each meeting may elect a temporary chair for the meeting, who may be one of themselves.
1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, and each fractional Shares shall be entitled to a vote of such fraction, all as provided in Article X of the Declaration.
1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.
1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chair, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chair, if any. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chair, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder.
1.6 Annual Meeting. An annual meeting of the Shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time set by the Board of Trustees.
1.7 Special Meetings.
(a) General. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President. Subject to subsection (b) of this Section 1.7, a special meeting of Shareholders also shall be called by any Trustee for any proper purpose upon written request of Shareholders holding in the aggregate at least a majority of the outstanding Shares of the Trust, such request specifying the purpose or purposes for which such meeting is to be called.
(b) Shareholder Requested Special Meetings. (1) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Shareholder (or such agent) and shall set forth all information relating to each such Shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving a valid Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within 10 days after the date on which a valid Record Date Request Notice is received by the Secretary, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which a Record Date Request Notice is received by the Secretary.
(2) In order for any Shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of Shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by Shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such Shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all Shares which are owned (beneficially or of record) by each such Shareholder and (iii) the nominee holder for, and number of, Shares owned beneficially but not of record by such Shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting Shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
(3) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President or the Board of Trustees or a Trustee, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within 10 days after the date that a valid Special Meeting Request is deemed to have been received by the Secretary pursuant to Section 1.7(6) hereof (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting, and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting Shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that Shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6) The Chair, President or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors of election to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors of election certify to the Trust that the valid requests received by the Secretary represent, as of the Request Record Date, Shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
1.8 Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.
(a)    Annual Meetings of Shareholders.
(1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice by the Shareholder as provided for in this Section 1.8(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 1.8(a).
(2) For any nomination or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.8, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and any such other business must otherwise be a proper matter for action by the Shareholders. To be timely, a Shareholder’s notice shall set forth all information required under this Section 1.8 and shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement

(as defined in Section 1.8(c)(3) of this Article I) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting (or in the case of the first annual meeting), notice by the Shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above. The number of nominees a Shareholder may nominate for election at the annual meeting (or in the case of one or more Shareholders giving the notice on behalf of a beneficial owner, the number of nominees such Shareholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of trustees to be elected at such annual meeting.
(3) Such Shareholder’s notice shall set forth:
(i) as to each individual whom the Shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, whether such Shareholder believes any Proposed Nominee is, or is not, an “interested person” of the Trust, as defined in the Investment Company Act of 1940, as amended (together with any rules and regulations and any applicable guidance and/or interpretations of the Securities and Exchange Commission (“Commission”) or its staff promulgated thereunder, the “Investment Company Act”) and information regarding such Proposed Nominee that is sufficient, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to make such determination and such person’s written consent to being named in the Trust’s proxy statement and accompanying proxy card and to serving as a trustee if elected;
(ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the Shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such Shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Shareholder or the Shareholder Associated Person therefrom;
(iii) as to the Shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person, (A) the class, series and number of all Shares of or other securities of the Trust or any affiliate thereof (collectively, the “Trust Securities”), if any, which are owned (beneficially or of record) by such Shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Trust Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such Shares or other security) in any Trust Securities of any such person, (B) the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such Shareholder, Proposed Nominee or Shareholder Associated Person, (C) whether and the extent to which such Shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last 12 months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Trust Securities or (y) any security of any other closed-end investment company, including any closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act (a “Peer Group Company”) for such Shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such Shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Trust Securities (or, as applicable, in any Peer Group Company); and (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such Shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Trust Securities where such Shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (E) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Shareholder and/or any Shareholder Associated Person, including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding); (F) a representation that the Shareholder is a holder of record of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (G) a representation whether such Shareholder or any Shareholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s securities required to approve or adopt the proposal or elect the nominee, (2) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, and/or (3) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; (H) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Shareholder or Shareholder Associated Person has or shares a right, directly or indirectly, to vote any shares of any class or series of securities of the Trust; (I) a description of any rights to dividends or other distributions on the shares of any securities of Trust, directly or indirectly, owned beneficially by such Shareholder or Shareholder Associated Person that are separated or separable from the underlying securities of the Trust; and (J) a description of any performance-related fees (other than an asset based fee) that such Shareholder or any Shareholder Associated Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any securities of the Trust or any interests described in clause (C);
(iv) as to the Shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 1.8(a) and any Proposed Nominee, (A) the name and address of such Shareholder, as they appear on the Trust’s Shares ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such Shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Shareholder and each such Shareholder Associated Person; and

(v) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.
(4) Such Shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust and (b) will serve as a Trustee of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the Shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).
(5) Notwithstanding anything in this subsection (a) of this Section 1.8 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 1.8(c)(3) of this Article II) for the preceding year’s annual meeting, a Shareholder’s notice required by this Section 1.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Trust.
(6) For purposes of this Section 1.8, “Shareholder Associated Person” of any Shareholder shall mean (i) any person acting in concert with such Shareholder, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Shareholder (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Shareholder or such Shareholder Associated Person.
(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which trustees are to be elected only (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called for the purpose of electing trustees, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 1.8 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 1.8. The number of nominees a Shareholder may nominate for election at the special meeting at which Trustees are to be elected (or in the case of one or more Shareholders giving the notice on behalf of a beneficial owner, the number of nominees such Shareholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of Trustees to be elected at such special meeting. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more individuals to the Board of Trustees, any Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder’s notice, containing the information required by paragraph (a)(4) of this Section 1.8, is delivered to the Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting at which Trustees are to be elected. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.
(c) General. (1) If information submitted pursuant to this Section 1.8 by any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.8. Any such Shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Trustees, any such Shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 1.8, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such Shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Shareholder pursuant to this Section 1.8 as of an earlier date. If a Shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.8.
(2) Only such individuals who are nominated in accordance with this Section 1.8 shall be eligible for election by Shareholders as trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with this Section 1.8. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.8.
(3) For purposes of this Section 1.8, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Commission pursuant to the Exchange Act or the Investment Company Act.
(4) Notwithstanding the foregoing provisions of this Section 1.8, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8. Nothing in this Section 1.8 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 1.8 shall require disclosure of revocable proxies received by the Shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.
1.9 Control Share Acquisition Statute. Subchapter III (entitled Control Beneficial Interest Acquisitions) of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., (the “Control Share Acquisition Statute”) and the voting restrictions thereunder shall not apply to (i) any acquisition of preferred shares that may be issued by the Trust and (ii) any acquisition or proposed acquisition of shares by any company that, in accordance with the 1940 Act or Commission exemptive order or other regulatory relief or guidance, votes the shares held by it in the same proportion as the vote of all other holders of such security or all securities.
ARTICLE II
TRUSTEES
2.1 Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, or the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent, except as may otherwise be required by law.
2.2 Chair; Records. The Chair, if any, shall act as chairperson at all meetings of the Trustees; in absence of a chair, the Vice Chair, if any, shall act as chair; in the absence of both the Chair and Vice Chair, the Trustees present shall elect a Trustee to act as temporary chair. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or the person appointed by the Board of Trustees as the meeting secretary.
ARTICLE III
OFFICERS
3.1 Officers of the Trust. The officers of the Trust shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person. No officer of the Trust need be a Trustee.
3.2 Tenure. Officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.
3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chair, if any, Chief Executive Officer or Secretary, and such resignation shall take effect immediately upon receipt by the Chair, if any, Chief Executive Officer or Secretary, or at a later date according to the terms of such notice in writing.

3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.
3.5 Chief Executive Officer, President and Vice Presidents. The Chief Executive Officer shall be the principal executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of chief executive officer of a corporation. Subject to direction of the Trustees, the Chief Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chief Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the Chief Executive Officer, the President or Vice Presidents in order of their rank as fixed by the Trustees or, in the absence of the President, if more than one Vice President and not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Trustees, and of the Chief Executive Officer, the President and each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the Chief Executive Officer.
3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) may affix the seal, as described in Section 4.3 hereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.
3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chief Executive Officer all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the Chief Executive Officer. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine.

Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.
3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the Chief Executive Officer.
ARTICLE IV
MISCELLANEOUS
4.1 Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (which may include, without limitation, the adviser or administrator), as the Trustees may from time to time authorize.
4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or Bylaws or as the Trustees may from time to time by resolution provide.
4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
ARTICLE V
SHARE TRANSFERS
5.1 Transfer Agents, Registrars and the Like. As provided in Section 6.8 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.
5.2 Transfer of Shares. The Shares of the Trust shall be subject to the limitations on transfer as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.
5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI
AMENDMENT OF BYLAWS
6.1 Amendment and Repeal of Bylaws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.